Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Berkshire Hathaway Inc. on Form S-8 of our reports dated March 5, 2002, appearing in the Annual Report on Form 10-K of Berkshire Hathaway Inc. for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Omaha, Nebraska
December 3, 2002